EXHIBIT 1.1


                        [GRANT THORNTON LLP LETTERHEAD]


May 28, 1999


Securities and Exchange Commission
Washington, D.C. 20549


RE:  Medical Industries of America, Inc.
     File No. 0-20356


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Medical Industries of America, Inc., dated May 20, 1999, and agree with the statements contained therein.


Very truly yours,


/s/ Grant Thornton, LLP


JSB/ph


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